Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(58,342,900)
Unrealized Gain (Loss) on Market Value of Futures	(197,538,000)
Dividend Income	365,920
Interest Income	2,712,655
ETF Transaction Fees	19,000
Total Income (Loss)	$(252,783,325)

Expenses
General Partner Management Fees	$573,002
Professional Fees	138,013
Brokerage Commissions	178,359
Non-interested Directors' Fees and Expenses	15,464
Prepaid Insurance Expense	9,599
NYMEX License Fee	19,100
SEC & FINRA Registration Expense	51,147
Total Expenses	$984,684
Net Income (Loss)	$(253,768,009)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/19	$1,567,987,415
Additions (16,000,000 Shares)	201,178,811
Withdrawals (14,500,000 Shares)	(186,717,059)
Net Income (Loss)	(253,768,009)

Net Asset Value End of Month	$1,328,681,158
Net Asset Value Per Share (119,400,000 Shares)	$11.13

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596